                                                                  EXHIBIT 10.34




================================================================================








                  MARKETING AND PROMOTIONAL SERVICES AGREEMENT

                                 BY AND BETWEEN

                           NOVEN PHARMACEUTICALS INC.

                                      AND

                              VIVELLE VENTURES LLC




                            Dated as of May 1, 1998








================================================================================

                                 MARKETING AND
                         PROMOTIONAL SERVICES AGREEMENT

     This Marketing and Promotional Services Agreement (the "Agreement") is made this 1st day of May, 1998, by and between Noven Pharmaceuticals Inc., a Delaware corporation ("Noven") and Vivelle Ventures LLC, a Delaware limited liability company (such entities hereafter also referred to individually as a Party or collectively as the "Parties").

                              W I T N E S S E T H:

     WHEREAS, Noven and Novartis Pharmaceuticals Corporation, a Delaware corporation ("Novartis") have entered into a Formation Agreement dated as of May 1, 1998 (the "Formation Agreement"), whereby they have formed Vivelle Ventures LLC for the purpose of creating a platform to maintain and grow a franchise in women's health, focusing initially on the manufacture, marketing and sale of the 17 Beta-estradiol single active ingredient product in a transdermal matrix currently being marketed by Novartis under the trademark "Vivelle" pursuant to the License Agreement;

     WHEREAS, in connection with the formation of Vivelle Ventures LLC, Noven has agreed to enter into this Agreement to provide marketing, sales, promotional and related services to Vivelle Ventures LLC.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I

                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     Section 1.1 Definitions. For purposes of this Agreement, the following terms shall be defined as follows:

     "Affiliate" of any Person means any other entity or Person controlling, controlled by, or under common control with, such entity or Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

     "Approval" means any and all approvals, registrations, licenses, authorizations, visas, price approvals, drug identification numbers, or permits required by any GRB within the Territory in order to import, offer for sale, sell, market, manufacture, have made or use the Product in the Territory.

     "Consent" means any approval, waiver or authorization of, or filing or registration with, or notification to, any Person.

     "Direct Costs and Expenses" means all fixed and variable costs and expenses, including overhead, determined in accordance with generally accepted accounting principles in effect in the United States consistently applied, incurred by Noven in connection with providing the Services contemplated under this Agreement.

     "Distribution and Services Agreement" means that certain Distribution and Services Agreement dated as of May 1, 1998 by and between Novartis and Vivelle Ventures LLC.

     "Formation Agreement" means the Formation Agreement dated as of May 1, 1998 between Noven and Novartis.

     "GRB" means the U.S. Food and Drug Administration or any other government regulatory body of a country where the Product is to be sold or distributed which has authority over clinical testing, manufacturing, marketing and sale of pharmaceutical products.

     "GMP" means good manufacturing practice as required by GRB regulations.

     "Governmental Authority" means any court, agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

     "Internal Accounts" shall have the meaning set forth in Section 4.4 hereof.

     "License Agreement" means that certain Restated License Agreement dated as of November 15, 1991 by and between Noven, as licensor, and Ciba, as licensee, the rights and obligations of Ciba pursuant to which Novartis has assumed as the successor-in-interest to Ciba.

     "Limited Assignment Agreement" means that certain Limited Assignment Agreement dated as of May 1, 1998 by and among Novartis, Noven and Vivelle Ventures LLC.

     "Operating Agreement" means that certain operating agreement of Vivelle Ventures LLC dated as of May 1, 1998.

     "Person" means any individual, firm, corporation, partnership or other entity.

     "Product"  means Vivelle.

     "Product Application" means a formal application seeking approval to manufacture, market and sell a Product within a country in the Territory submitted by Vivelle Ventures LLC to the appropriate GRB under applicable laws, or such application owned by Vivelle Ventures LLC, including any Abbreviated New Drug Application (ANDA) or New Drug Application (NDA), as defined in the U.S. Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder, as such are from time to time amended.

     "Product Packaging" means the packaging and trade dress of the Product as determined by Vivelle Ventures LLC including the proprietary marks of the Product licensed to Vivelle Ventures LLC by Novartis pursuant to the Trademark License.

     "Product Specification" means Vivelle Ventures LLC's specifications for the Product as set forth in the applicable Product Application, as such specification may be amended from time to time, either by Vivelle Ventures LLC itself or in response to directives issued by a relevant Governmental Authority.

     "Services" means those marketing, promotional, sales and related services provided to Vivelle Ventures LLC by Noven or Noven's Affiliates or designees pursuant to this Agreement as set forth in Schedule A hereto, as such Schedule may be amended from time to time, or such other services as Noven and Vivelle Ventures LLC may agree.

     "Supply Agreement" means that certain Supply Agreement dated as of August 31, 1995 by and between Noven and Ciba, the rights and obligations of Ciba pursuant to which Novartis has assumed as the successor-in-interest to Ciba.

     "Territory" means the United States, its territories and possessions.

     "Trademark License" means the Trademark License Agreement between Novartis and Vivelle Ventures LLC dated as of May 1, 1998 whereby Novartis has granted a license to Vivelle Ventures LLC to market, distribute and sell pharmaceutical products bearing the Vivelle trademark.

     "Vivelle" means the 17 Beta-estradiol single active ingredient product in a matrix which Novartis has been marketing and will continue to market up through the Closing Date (as defined in the Formation Agreement) under the trademark Vivelle pursuant to the License Agreement.

     "Vivelle II" means the second generation product of Vivelle which has been designated by Noven as G2E2.

     Section 1.2 Monetary Terms. All monetary terms set forth herein are expressed in U.S. dollars.

     Section 1.3 Hereof. The words "hereof," "herein," "hereto," "hereunder" and "hereinafter" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     Section 1.4 Plural and Singular. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     Section 1.5 Including. The word "including" shall mean including, without limitation, and the words include and "includes" shall have corresponding meanings.

                                   ARTICLE II

                                    PURPOSE

     Section 2.1 Purpose. This Agreement sets forth an identification of the Services and the terms and conditions under which Noven shall provide such Services to Vivelle Ventures LLC within the Territory.

                                  ARTICLE III

                                    SERVICES

     Section 3.1 Services. At the direction of Vivelle Ventures LLC, Noven shall provide, or cause a Noven Affiliate to provide, Vivelle Ventures LLC with Services in connection with the business of Vivelle Ventures LLC, as set forth in Schedule A, as may be amended from time to time by mutual agreement of Noven and Vivelle Ventures LLC. Noven agrees to provide the Services (or cause the Services to be provided by an Affiliate) in a competent manner consistent with industry standards for like services performed by third parties on their own behalf.

     Section 3.2 Timing Of Performance. Noven and/or its Affiliates furnishing Services under this Agreement shall use commercially reasonable efforts to provide the Services in a timely manner; provided, however, that neither Noven nor any of its Affiliates shall be liable to Vivelle Ventures LLC and/or any of its Affiliates for any delay damages or penalties.

     Section 3.3 Independent Contractor. At all times during the term hereof, Noven shall be an independent contractor in providing Services hereunder with the sole right to supervise, manage, operate, control, and direct the performance of such Services and the sole obligation to employ, compensate, and manage its employees and business affairs. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either Party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their employees or agents, or any other person or entity.

     Section 3.4 Adverse Incident Reporting. During the term of this Agreement, each party shall immediately notify the other of any information (howsoever obtained and from whatever source) concerning any unexpected side effect, injury, toxicity or sensitivity reaction, or any unexpected incidence, and the severity thereof, associated with the clinical uses, studies, investigations, testing and marketing of the Product. During such times, each Party shall further notify the other immediately of any information received regarding any threatened or pending action by any GRB which may affect the safety and efficacy claims of the Product. Upon receipt of any such information, the parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting either party's right to make a timely report of such matter to any GRB or take other action that it deems to be appropriate or required by applicable law or regulation.

     Section 3.5 Documentation. Subject to confidentiality restrictions from third-parties and applicable laws and regulations relating to retention and/or disclosure of information, in the event that Novartis purchases all of Noven's Interest (as that term is defined in the Operating Agreement) in Vivelle Ventures LLC pursuant to Section 9.5 of the Operating Agreement, Noven shall promptly provide all the books, records, files, studies, correspondence and other documents created or received by Noven in the course of providing the Services to the extent such information does not disclose confidential, proprietary or commercial information relating to Noven's own business.

                                   ARTICLE IV

                                  COMPENSATION

     Section 4.1 Payment of Direct Costs and Expenses; Advances. (a) Noven shall not charge Vivelle Ventures LLC for providing Services but shall be reimbursed for all of Noven's Direct Costs and Expenses attributable to providing Services hereunder. Noven shall invoice Vivelle Ventures LLC and Vivelle Ventures LLC shall reimburse Noven for all such Direct Costs and Expenses on a monthly basis .

     (b) Vivelle Ventures LLC agrees to advance Noven funds on a monthly basis necessary to pay Noven's Direct Costs and Expenses attributable to the retention and operation of a contract sales force; provided that Noven (i) submits a written estimate of its projected Direct Costs and Expenses attributable to the foregoing and (ii) promptly remits to Vivelle Ventures LLC any advanced amounts not actually expended for the foregoing purpose.

     Section 4.2 Method and Timing of Payment. Any payment made by Vivelle Ventures LLC to Noven hereunder shall be made by wire transfer or, at the option of Noven, by check, in U.S. dollars to the account designated by Noven. Payment by Vivelle Ventures LLC shall be deemed to have been made as of the day on which such payment is received at the account designated by Noven. Unless otherwise specified herein, all monthly payments under this Agreement will be due no later than the first business day after the fifteenth (15th) day of the subject month. If Vivelle Ventures LLC fails to make a timely payment due under this Agreement, interest at an annual rate equal to the Yield of a Corporate Bond (as such term is defined in the Operating Agreement) plus 250 basis points shall accrue on the amount of payment for each day such payment is overdue, provided that such interest shall in no event exceed the maximum rate permitted by applicable law.

     Section 4.3 Withholding Taxes. Any withholding or other taxes that Vivelle Ventures LLC or any of its Affiliates are required by law to withhold or pay on behalf of Noven with respect to the payments to Noven under this Agreement shall be deducted from such payments to Noven and paid contemporaneously with the remittance to Noven; provided, however, that in regard to any tax so deducted Vivelle Ventures LLC shall furnish Noven with proper evidence of the taxes paid on its behalf. Noven will furnish Vivelle Ventures LLC with appropriate documents to secure application of the most favorable rate of withholding tax under applicable tax treaties.

     Section 4.4 Internal Accounts; Accounting Methodology. Noven shall initially apply its internal accounting principles and methodology in determining its Direct Costs and Expenses. The accounting principles and methodology used to determine Direct Costs and Expenses must be consistent with U.S. generally accepted accounting principles and shall be reviewed and approved by the Management Committee of Vivelle Ventures LLC prior to Noven providing any Services for which it will seek reimbursement. If Vivelle Ventures LLC disagrees as to the accounting principles or methodology adopted by Noven, it shall request Noven to make necessary changes or adjustments. If Noven objects to such changes or adjustments, the matter shall be submitted to dispute resolution in accordance with Article XII of the Operating Agreement. The accounting principles and methodology of Noven approved by Vivelle Ventures LLC shall be applied during the term of this Agreement, unless any material changes are made thereafter in which case a separate approval must be obtained from Vivelle Ventures LLC with respect to any material changes. The internal accounts (the "Internal Accounts") prepared by Noven applying the accounting principles and methodology approved by Vivelle Ventures LLC to Noven's Direct Costs and Expenses relating to Services provided hereunder, must be submitted to Vivelle Ventures LLC for approval by the Management Committee on an annual basis.

     Section 4.5 Books, Records and Inspection Rights. Noven shall maintain complete and accurate books and records in connection with the Services it provides to Vivelle Ventures LLC for the sole of purpose of documenting Direct Costs and Expenses. Upon reasonable written request of Vivelle Ventures LLC, Noven shall permit representatives of Vivelle Ventures LLC to inspect or to use an independent accounting firm to audit, in each case at Vivelle Ventures LLC's own expense, the Internal Accounts of Noven.

     Section 4.6 Market Rate for Services. In the event Vivelle Ventures LLC believes that the Direct Costs and Expenses for any Service provided under this Agreement substantially exceeds the market rate for said Services and provides Noven with appropriate evidence of the market rate for said Service, Noven shall at its sole discretion either provide said Service at the existing market rate or consent to Vivelle Ventures LLC contracting the service to a third party at the specified market rate. In the event that Noven consents to the Service being performed by a third party contractor, Noven shall be released from any obligation under this Agreement to provide said Service and Vivelle Ventures LLC shall agree to indemnify and hold Noven harmless for any loss incurred by Noven as a result of the third party providing said Service.

                                   ARTICLE V

                                CONFIDENTIALITY

     Section 5.1 Confidentiality.

     (a) Each Party acknowledges that the information disclosed in connection with the activities contemplated hereunder may contain confidential information of the disclosing Party ("Confidential Information"), and that any such Confidential Information shall remain the property of the disclosing Party (such Party hereinafter referred to as the "Disclosing Party"). Each Party agrees, covenants and acknowledges that, except to the extent expressly permitted by this Agreement or as otherwise agreed to by the Parties in writing, from and after the date of this Agreement, it will not disclose, give, sell, use or otherwise divulge any Confidential Information received from the Disclosing Party (whether written or oral) which is marked as CONFIDENTIAL or orally indicated to be confidential and subsequently confirmed in writing as confidential within thirty (30) days after its disclosure.

     (b) Each Party agrees, covenants and acknowledges that from and after the date of this Agreement, it will exercise the same degree of care with respect to protecting the Confidential Information of the Disclosing Party as the care it exercises with respect to its own Confidential Information.

     (c) In the event a Party or its respective employees, officers, directors or advisors, who have received Confidential Information (hereafter the "Recipient"), become legally compelled to disclose any Confidential Information, such Recipient shall provide the Disclosing Party with prompt written notice of such requirement so that such Disclosing Party may seek a protective order or other remedy or waive compliance with this Section 5.1. In the event that such protective order or other remedy is not obtained, or such Disclosing Party waives compliance with this Section 5.1, then the Recipient shall furnish only that portion of Confidential Information which is legally required to be provided and exercise its best efforts to obtain assurances that appropriate confidential treatment will be accorded the Confidential Information.

     (d) The confidentiality and restrictive use obligations under this Section
5.1 shall not apply to (i) any information that, at the time of disclosure, is or subsequently becomes available publicly; provided, however, that such information was not disclosed in breach of this Agreement by the Recipient or any of its Affiliates or their respective employees, officers, directors or advisors, or (ii) is hereafter made available to the Recipient from a source other than the Disclosing Party, which source did not obtain same from the Disclosing Party and did not impose an obligation of confidentiality on the Recipient.

     (e) The Parties recognize that the performance of the obligations under this Section 5.1 are special, unique and extraordinary in character, and that in the event of the breach by either Party or their Affiliates or their respective employees, officers, directors or advisors of the terms and conditions of this Section 5.1, the Disclosing Party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance thereof by such Party or to enjoin such Party or their

Affiliates or their respective employees, officers, directors or advisors from violating the provisions of this Section 5.1.

                                   ARTICLE VI

                                   INSURANCE

     Section 6.1 Insurance. At its sole cost and expense, Vivelle Ventures LLC agrees to obtain and maintain product liability, clinical trial liability (as applicable) and environmental liability insurance (with Noven named as an additional insured), with an insurer rated "A" or better by A.M. Best, in an amount agreed upon by the Management Committee of Vivelle Ventures LLC. Such insurance may not be canceled, modified or terminated except upon (30) days' prior written notice to Noven. From time to time, at the request of Noven, Vivelle Ventures LLC will cause certificates of such insurance to be supplied to Noven evidencing compliance with the obligations set forth herein. Vivelle Ventures LLC shall not assert against Noven, and Vivelle Ventures LLC hereby waives, any and all claims against Noven for damages imposed upon or incurred by Vivelle Ventures LLC arising out of, based upon or resulting from any claim covered by such insurance.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.1 Indemnification. Vivelle Ventures LLC hereby agrees to indemnify, defend and hold harmless Noven from and against any and all claims, losses, demands, costs, or liabilities, including reasonable attorneys' fees, resulting from or in connection with third party claims arising from Noven's performance of the Services hereunder, unless such third party claims are due to Noven's gross negligence or willful misconduct in performing Services. Such indemnification shall survive the termination of this Agreement. Promptly upon receipt by Noven of notice of the assertion of any third party claim in respect to which indemnity may be sought against Vivelle Ventures LLC pursuant to this
Section 7.1, Noven shall notify Vivelle Ventures LLC in writing thereof; but the omission to so notify Vivelle Ventures LLC will not relieve Vivelle Ventures LLC from any liability which it may have to Noven under this Section 7.1, except to the extent such failure to so notify materially prejudices the ability of Vivelle Ventures LLC to defend against such action. In defending against the claim, Vivelle Ventures LLC shall have the right to employ counsel of its own choosing and shall at all times have the power to direct the defense against the claim. Noven shall provide such assistance and cooperation, at Vivelle Ventures LLC's cost, as Vivelle Ventures LLC may reasonably request in connection with the defense of any claim with respect to which indemnity may be sought against Vivelle Ventures LLC pursuant to this Section 7.1.

                                  ARTICLE VIII

                              WARRANTY DISCLAIMER

     Section 8.1 Warranty Disclaimer. In performing the Services, Noven and/or its Affiliates performing the Services under this Agreement will use the same degree of care as it exercises when performing like services for itself or for its Affiliates. Any and all work performed or decisions made by Vivelle Ventures LLC and/or its Affiliates or others, in reliance on information, data, or other analysis furnished by Noven and/or its Affiliates under this Agreement shall be at the sole risk and expense of Vivelle Ventures LLC and/or its Affiliates. Noven and its Affiliates performing the Services under this Agreement shall have no liability whether in contract, breach of contract, tort (including negligence), warranty, breach of warranty, strict liability or otherwise for the Services performed hereunder. NO WARRANTIES OR GUARANTEES OF ANY NATURE (INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE) ARE EXPRESSED NOR ARE ANY TO BE IMPLIED IN FACT OR IN LAW FOR THE SERVICES TO BE PROVIDED BY NOVEN AND/OR ITS AFFILIATES HEREUNDER.

                                   ARTICLE IX

                                 FORCE MAJEURE

     Section 9.1 Force Majeure.

     (a) The excuse of "Force Majeure" can be claimed by Noven and/or its Affiliates performing the Services under this Agreement in the event that the failure of Noven and/or failure of its Affiliate to perform any term, condition or obligation of the Agreement when due, other than the payment of money, is caused by:

          (i) acts of God or the public enemy, fire, explosion, perils of the sea, flood, drought, war, riot, sabotage, accident, embargo, destruction of production or transportation facilities; or

          (ii) interruption of or delay in transportation, inadequacy or shortage or failure of normal sources of supply of materials, or equipment breakdowns, labor trouble from whatever cause arising including strikes and lockouts and whether or not the demands of the employees involved are reasonable and within Noven's or its Affiliate's power to concede; or

          (iii) voluntary or involuntary compliance with any order, action, or direction of any court, governmental officer, department, agency, authority, or committee thereof, which renders it impossible for Noven or its Affiliates to perform hereunder; or

          (iv) any other extraordinary cause not within the reasonable control of Noven or its Affiliate affected which, despite the exercise of reasonable diligence, Noven or its Affiliate is unable to prevent, avoid or remove.

     (b) In the event that Noven and/or its Affiliate is prevented or delayed in the performance of any term, condition or obligation under this Agreement due to Force Majeure, Noven and/or its Affiliate affected by Force Majeure, shall give prompt notice to Vivelle Ventures LLC of the commencement, expected duration and termination of any such Force Majeure contingency. Such nonperformance shall be excused and the time for performance extended for the period of delay or inability to perform due to such Force Majeure and the consequences thereof.

     (c) In each such instance, Noven and/or its Affiliate claiming Force Majeure must show to the reasonable satisfaction of Vivelle Ventures LLC and/or its Affiliate the existence of the event or occurrence constituting a permitted delay and the necessity for a delay in performance of the affected obligation of Noven and/or its Affiliates. Whenever possible, Noven and/or its Affiliate claiming Force Majeure shall endeavor to use commercially reasonable efforts to perform in spite of the Force Majeure.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

     (a)  If to Vivelle Ventures LLC, to:

          c/o  Noven Pharmaceuticals Inc.
          11960 S.W. 144th Street
          Miami, FL 33186
          Attention: Mr. Robert C. Strauss, President
          Telephone: (305) 253-5099
          Facsimile: (305) 232-1836

     with copies to:

          Novartis Pharmaceuticals Corporation
          59 Route 10
          East Hanover, NJ  07936
          Attention: Thomas Kendris, Esq., Legal Department
          Telephone: (973) 781-5234
          Facsimile: (973) 781-6477

     and

          White & Case LLP
          1155 Avenue of the Americas
          New York, NY  10036
          Attention: William F. Wynne, Jr., Esq.
          Telephone: (212) 819-8200
          Facsimile: (212) 354-8113

     or to such other person or address as Vivelle Ventures LLC shall furnish to Noven in writing.

     (b)  If to Noven, to:

          Noven Pharmaceuticals Inc.
          11960 S.W. 144th Street
          Miami, FL 33186
          Attention: Mr. Robert C. Strauss, President and CEO
          Telephone: (305) 253-5099
          Facsimile: (305) 232-1836

     with a copy to:

          Foley & Lardner
          3000 K Street, N.W.
          Suite 500
          Washington, D.C. 20007
          Attention: Sybil Meloy, Esq.
          Telephone: (202) 672-5300
          Facsimile: (202) 672-5399

     or to such other person or address as Noven shall furnish to Vivelle Ventures LLC in writing.

     If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered on the day transmitted unless it is received after 5:00 p.m. New York time, or on a day which is not a business day, in which case it shall be deemed delivered on the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

     Section 10.2 Entire Agreement; Assignment. This Agreement, including the exhibits and schedules hereto and the documents, schedules, certificates and instruments referred to herein, and the Operating Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. No amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties. Except as otherwise expressly permitted hereby, this Agreement shall not be assigned by operation of law or otherwise.

     Section 10.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.

     Section 10.4 Law Governing Agreement. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CHOICE OF LAW RULES THAT MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     Section 10.5 Expenses. Each of the Parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

     Section 10.6 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     Section 10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     Section 10.8 Mutual Drafting Acknowledgment. This Agreement is the result of the joint efforts of the Parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and their counsel, and there shall be no construction against any Party based upon any presumption of that Party's involvement in the drafting hereof.

     Section 10.9 Cooperation.. Each of the Parties hereto shall use commercially reasonable efforts to take or cause to be taken all action, to cooperate with the other Party hereto with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     Section 10.10 Term and Termination of this Agreement. This Agreement shall terminate at the earlier to occur of (i) the dissolution of Vivelle Ventures LLC in accordance with the provisions of Article X of the Operating Agreement,
(ii) the purchase by Novartis of Noven's interest in Vivelle Ventures LLC,
(iii) the permitted transfer of Noven's interest in Vivelle Ventures LLC to an unaffiliated third-party in accordance with Section 9.1 of the Operating

Agreement, (iv) the mutual agreement of the Parties, (v) the election of the non-breaching Party in the event of a material breach of this Agreement provided that the non-breaching Party notifies the breaching Party in writing of such breach and the breaching Party does not cure the breach within thirty
(30) days after receiving the notice and (vi) the election of a Party in the event of the liquidation, dissolution, winding-up, insolvency, bankruptcy, or filing any petition therefor, appointment of a receiver, custodian or trustee, or any other similar proceeding, by or of the other Party.

     Section 10.11 Dispute Resolution. The Parties agree that unresolved disputes between them relating to this Agreement shall be resolved in accordance with Article XII of the Operating Agreement.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date and year first above written.

                                   VIVELLE VENTURES LLC


                                   By: /s/ Robert C. Strauss
                                      -----------------------------------------
                                      Title: President



                                   NOVEN PHARMACEUTICALS INC.


                                   By: /s/ Steven Sablotsky
                                      -----------------------------------------
                                      Title: Chairman

                                                                     Schedule A


Technical Services

1. Retention of Samples and Documentation. Noven shall take and retain, for such period as may be required under GRB regulations, representative samples of Product from each lot specifying its date of manufacture and packaging. In addition, Noven shall maintain and archive all other appropriate documents for so long as directed by Vivelle Ventures LLC but in no event shorter than a period in accordance with applicable GRB guidelines.

2. Packaging. Noven shall package unfinished dosage forms of Product in accordance with the Product Packaging.

Product Shipment

1. Noven shall be responsible for arranging for the shipment of finished pre-packaged dosage forms of Product from the relevant manufacturing and/or packaging facility to a location designated by Novartis.

Sales and Marketing Services

1. Marketing and Promotions. As directed by Vivelle Ventures LLC, Noven shall design and implement an overall marketing and sales program for the Product in the hospital and retail sales sectors of the overall market. In particular, Noven shall prepare annual and quarterly marketing plans which shall be submitted to the Management Committee of Vivelle Ventures LLC for approval. Each marketing plan shall, at a minimum, propose target sales levels for each Product, address marketing strategies and programs for Products, discuss the overall position of each Product in its relative market, and propose a budget for upcoming marketing expenditures. It is anticipated that a similar arrangement will apply in the event that Vivelle Ventures LLC decides to promote future products.

2. Sales. At the direction of Vivelle Ventures LLC, Noven shall staff, either directly or by contract, a sales field force to detail the Product to the hospital and retail sales sectors of the market, including, without limitation, physicians offices. The sales force shall be comprised of qualified pharmaceutical sales representatives. Noven shall communicate all orders for Product to Novartis who shall be responsible for filling said orders and shipping Product to distributors and customers.

3. Advertising. Noven shall be responsible for procuring the services of an advertising agency in connection with the marketing and promotion of the Product, which advertising agency shall be subject to the pre-approval of both Vivelle Ventures LLC and Novartis, such approval not to be unreasonably withheld.

     Noven shall further be responsible for directing and overseeing on Vivelle Ventures LLC's behalf the services provided by such advertising agency.









                                     - 3 -